As filed with the Securities and Exchange Commission on February 19, 1997


                                                 Registration No. 333-17559
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549



                            AMENDMENT NO. 1
                                   TO
                                FORM S-3
     	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               TMS, INC.
     	(Exact name of registrant as specified in its charter)

          Oklahoma                                               91-1098155
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                         206 West Sixth Avenue
                     Stillwater, Oklahoma 74074
                           (405) 377-0880

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Maxwell Steinhardt, President
                              TMS, Inc.
                       206 West Sixth Avenue
                   Stillwater, Oklahoma 74074
                          (405) 377-0880
    	(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            COPIES TO:

                     Douglas A. Branch, Esq.
              Phillips McFall McCaffrey McVay & Murrah, P.C.
                 12th Floor, One Leadership Square
                        211 N. Robinson
                   Oklahoma City, Oklahoma 73102
                         (405) 235-4100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                    	_______________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                     CALCULATION OF REGISTRATION FEE
===============================================================================
Title of each
class of                       Proposed maximum  Proposed maximum  Amount of
securities to   Amount to be   offering price    aggregate         registration
be registered   registered(1)  per share(1)      offering price(1) fee
_______________________________________________________________________________

Common Stock,
par value         102,345
$.05              Shares          $.66             $67,548.00        $100.00
_______________________________________________________________________________


(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the bid and ask prices of Common Stock on December 5, 1996.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



_______________________________________________________________________________
                                  PROSPECTUS
_______________________________________________________________________________

                                102,345 Shares

                                  TMS, INC.

                                Common Stock
                              ($.05 par value)
                             __________________

The shares (the "Shares") of common stock, par value $.05 per share (the "Common Stock"), of TMS, Inc. (the "Company") offered hereby (the "Offering") are being sold by certain individual selling shareholders (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.
                             __________________

The Shares may be offered by the Selling Shareholders from time to time in open market transactions (which may include block transactions), through the writing of options on the Shares, or otherwise in the over-the-counter market, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended
(the " Securities Act"), in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

The costs, expenses and fees incurred in connection with the registration of the Shares (exclusive of any selling commissions or brokerage fees) will be paid by the Company. The expenses of the offering, other than selling commissions and brokerage fees, are estimated to be approximately $5,100.

<R\>
The Common Stock is traded on the over-the-counter market and is not currently eligible for inclusion on the Nasdaq Small Cap Market or any other stock exchange. On February 18, 1997, the closing bid price of the Common Stock as reported on the Nasdaq OTC Bulletin Board was $.687 per share.
<R\>

                             __________________

See "Risk Factors" located herein at page 3 for a discussion of risk factors that should be considered in connection with an investment in the Common Stock offered hereby.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_______________________________________________________________________________

<R\>
               The date of this Prospectus is February 19, 1997.
<R\>

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at its regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and 500 West Madison Street, Suite 1400 Northwestern Atrium Center, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

<R\>
The Company hereby incorporates by reference into this Prospectus and to be a part hereof the following reports and documents filed with the Commission pursuant to the Exchange Act: (i) the Company's Form 10-KSB Annual Report, for the fiscal year ended August 31, 1996; (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1996; (iii) current reports on Form 8-K dated September 6, 1995 and March 15, 1996; and (iv) the description o of the Company's Common Stock contained in the Company's Form 10 Registration Statement filed with the Commission on January 17, 1990.
<R\>

All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Maxwell Steinhardt, President, TMS, Inc., 206 West Sixth Avenue, Stillwater, Oklahoma 74074, (405) 377-0880.

                                THE COMPANY


The Company is an Oklahoma corporation and has been engaged in the computer software industry since 1981. The Company licenses computer software products and provides software development services to enable information delivery through electronic publishing and electronic image management.

The Company's operations include products and services used by corporations, governments and large institutions. The Company's products are primarily text and image retrieval "toolkits," which allow customers to develop new software applications or customize existing applications. In addition, the Company offers off-the-shelf products for customers that do not have software development resources. Services include software development and the conversion of paper documents for use in electronic publishing environments. The Company emphasizes the development of software for customers desiring new or custom applications, and document conversion for customers desiring to convert paper and other media to electronic form.

The Company's executive offices are located at 206 West Sixth Avenue, Stillwater, Oklahoma 73074, and its telephone number is (405) 377-0880.

                                RISK FACTORS

In addition to the other information in this Prospectus, prospective investors should carefully consider the following investment considerations relating to the Company and its Common Stock before making an investment.

Variability of Quarterly Operating Results. The Company's revenues and operating results can vary substantially from quarter to quarter. License revenues, which represented approximately 65% of total revenues in fiscal 1996, are difficult to forecast because of factors such as the size and timing of individual license transactions, changes in customer budgets and deployments of units incorporating the Company's software, and general economic conditions.
In recent years, the Company has emphasized software development services as a means of mitigating the variability of revenues and operating results, and the principal growth in revenues has been in the area of services. Although the Company currently has a backlog of software development services, there is no assurance that the Company will be able to maintain that backlog.

Competition and Market Trends. The computer software market is highly competitive. As the markets in which the Company's products and services are sold continue to develop and as the Company enters new markets, it expects that additional competitors will enter those markets and that competition will become more intense. Some of the Company's competitors or potential competitors have greater financial, marketing, or technical resources than the Company. These competitors may be able to adapt more quickly to new or emerging technologies and standards or changes in customer requirements or may be able to devote greater resources to the promotion and sale of their products than the Company. Many of these competitors market, or can potentially market, their products directly to the ultimate consumers of such products and may have more ability to control pricing and marketing decisions which may affect their revenues. There can be no assurance that the Company will be able to continue competing successfully in this industry. Continued investment in research and product development and in marketing will be required to permit the Company to compete successfully, and there is no assurance that the Company will have the necessary capital resources to fund that investment.

Possible Volatility of Stock Price. Trading of the Common Stock has been limited; however, if trading becomes more active, the trading price in the future could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, as well as other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the stock price of many high technology companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

No Current Listing on Stock Exchange. The Company's Common Stock is traded on the over-the-counter market and is not currently eligible for inclusion on the Nasdaq Small Cap Market or any other stock exchange and eligibility for such inclusion is subject to compliance with several requirements, such as a minimum market price of the Common Stock. To qualify for listing on the Nasdaq Small Cap Market, the Company must meet certain requirements which it does not currently meet, particularly that the market price of the Common Stock exceed $3.00 per share. To satisfy this requirement, it may be necessary to effect a reverse stock split. There is no assurance that a reverse split will be successful in reaching such a minimum price or that the price of the Common Stock would, after adjustment for the reverse split, trade at the same level as the pre-split shares. The Company has, from time to time, considered a reverse split and may effect a reverse split in the future; however, there are no present commitments to do so. In any event, even if an exchange listing is obtained, there can be no assurance that the market for the Common Stock will become liquid or active or that liquidity or activity, if achieved, will be sustained.

Dependence Upon a Single Customer. POWERCOM-2000, Inc. ("POWERCOM"), a wholly-owned subsidiary of Briggs & Stratton, accounted for approximately $607,000 or 11% of the Company's total revenue in fiscal 1996. During fiscal 1996, the Company continued to perform document conversion services for POWERCOM, principally the conversion of parts and maintenance manuals for lawn and garden products into an electronic format. Document conversion services accounted for approximately $482,000 or 79% of the total POWERCOM revenue in 1996. As reported in fiscal year 1995, the Company expected a decline in future revenue from POWERCOM. In fiscal 1996, service revenue from POWERCOM approximated $110,000 compared to $621,000 in fiscal 1995. Although this customer has ongoing service requirements, primarily for document conversion, management cannot project the level of revenue that could result from this customer in fiscal 1997. In fiscal 1995, POWERCOM accounted for 22% of the Company's total revenue, the only customer to account for 10% or more of total revenues for that year. To offset the expected decline in POWERCOM revenues, the Company has continued to develop strategic relationships with large firms to produce revenue opportunities for both products and services.

Risks of Software Product Development. The Company's future success will depend on its ability to develop and release, on a timely basis, new software products and upgrades. The Company has historically engaged in software development services for customers and it derives revenues from such services and licensing revenue from the customer's future use of the software developed by the Company. The software development process is inherently unpredictable. Development time and the achievability of design objectives may not be determinable until very late in the development process. Problems and delays in product development may result in the delay or cancellation of planned product or service offerings by the Company and its strategic partners, and such problems and delays could have an adverse effect on the operating results of the Company. Consequently, the receipt of service and licensing revenue from these customers will also be delayed. There can be no assurance that the Company will not experience similar problems and delays in the future, resulting in material adverse effects on the Company's operating results. Furthermore, no complex software product is totally free of errors, and significant errors may go undetected for some time. Discovery of significant errors may delay or cancel product releases and, if not discovered until after product release, may necessitate recall of products by the Company and its strategic partners and expose the Company to substantial expense and claims for reimbursement.

Dependence on Key Personnel. The Company believes that its continued success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial and marketing personnel. Competition for such personnel in the software industry is intense, and the Company has from time to time experienced difficulty in locating candidates with appropriate qualifications. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop and market new and enhanced products and conduct its operations successfully.

Dependence on Proprietary Technology. The Company relies on a combination of patent, trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect its proprietary rights. There can be no assurance that these protections will be adequate or that the competitors of the Company will not independently develop technologies that are substantially equivalent or superior to the technology of the Company. The patentability of computer software until recently has been severely limited and the scope and extent of patent rights in this field are evolving. The Company has filed with the Patent and Trademark Office patent applications and has been awarded patents relating to the Company's ScanFix product. However, there can be no assurance that patents will be issued with respect to future patent applications, or that the Company's patents will be upheld as valid or will prevent the development of competitive products. The Company makes source codes available to certain of its customers and this may increase the likelihood of misappropriation or other misuse of the Company's intellectual property. Existing copyright laws afford only limited protection. In addition, the laws of certain countries in which the Company's products are or may be licensed do not protect its products and intellectual property rights to the same extent as the laws of the United States. Moreover, the financial resources of the Company may not be adequate to enable the Company to actively pursue litigation as a means of enforcing its intellectual property rights. There can be no assurance that a third party will not in the future assert that the Company's technology violates third party patents. As the number of software products in the industry increases and the functionality of these products further overlap, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend.

Potential Issuance of Preferred Stock; Anti-Takeover Provisions.  The
Board of Directors of the Company has the authority to issue up to 1,000,000 shares of Preferred Stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the Company's outstanding voting stock, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and as a result, the issuance of such stock could have a material adverse effect on the market value of the Common Stock. The Company has no present plans to issue shares of Preferred Stock. The Company may in the future adopt other measures that may have the effect of delaying, deferring or preventing a change in control of the Company. Certain of such measures may be adopted without any further vote or action by the shareholders. The Company has no present plans to adopt any such measures. The Company is also afforded the protection of
Section 1145 of the Oklahoma General Corporation Act, which could delay or prevent a change in control of the Company, impede a merger, consolidation or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company.

No Dividends on the Common Stock. The Company has never paid a cash dividend on the Common Stock and the Company does not currently intend to pay cash dividends on the Common Stock in the foreseeable future.

Voting Power of Officers and Directors. The Company's officers and directors hold voting power of approximately 32.2% of the issued and outstanding shares of the Common Stock and therefore are able exert a significant degree of influence in the election of the Board of Directors and the control over the Company's affairs.

Future Acquisitions. The Company may in the future pursue acquisitions of complementary products, technologies and businesses. Future acquisitions by the Company may result in potentially dilutive issuances of equity securities, the incurrence of additional debt and amortization expenses related to goodwill and other intangible assets, which could adversely affect the profitability of the Company. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, products and personnel of the acquired company, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has limited or no direct prior experience, and the potential loss of key employees of the acquired company. The Company is continually reviewing product and technology acquisition opportunities, although there are currently no discussions, commitments or agreements which would be material to the Company. In the event that such an acquisition does occur, there can be no assurance as to the effect thereof on the business, financial condition or results of the Company's operations.

                               USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares offered hereby.

                            PLAN OF DISTRIBUTION


The Shares may be offered by the Selling Shareholders from time to time in open market transactions (which may include block transactions), through the writing of options on the Shares or otherwise in the over-the-counter market, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

The Shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale, or at negotiated prices.

The costs, expenses and fees incurred in connection with the registration of the Shares (exclusive of any selling commissions or brokerage fees) will be paid by the Company.

To comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                           SELLING SHAREHOLDERS

The following table sets forth the Shares owned by the Selling
Shareholders before and after the Offering (assuming all Shares offered hereby are sold) and the amount of Shares offered. The Selling Shareholders have no obligation to sell any of the Shares offered.


                                Shares Owned                  Shares Owned
                  Relationship   Before the        Shares       After the
                   with the       Offering         Being         Offering
                   Company     Number   Percent    Offered    Number   Percent
                  _________    ______   _______    _______    ______   _______

Hannon Armstrong
& Company           None       76,759     *         76,759       -        *

Peter L. Pomeroy    None       25,586     *         25,586       -        *



________________
*Less than 1%


                                 LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for the Company by Phillips McFall McCaffrey McVay & Murrah, P.C., Oklahoma City, Oklahoma.

                                   EXPERTS

The consolidated financial statements of TMS, Inc. and its subsidiary as of August 31, 1996 and 1995, and for the years then ended, and the financial statement schedule for the years ended August 31, 1996 and 1995, included in the Company's 1996 Annual Report on Form 10-KSB, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.




=====================================   =======================================



No dealer, salesman or other person                     TMS, INC.
has been authorized to give any
information or to make any
representation not contained in this
Prospectus and, if given or made,
such information or representation
must not be relied upon as having
been authorized by the Company or the
Selling Shareholders.  This
Prospectus does not constitute an
offer to sell or solicitation of an
offer to buy any securities offered
hereby in any jurisdiction to any
person to whom it is unlawful to make
such offer in such jurisdiction.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any circum-
stances, create any implication that
the information herein is correct as                  102,345 Shares
of any time subsequent to the date                     Common Stock
hereof or that there has been no                     ($.05 par value)
change in the affairs of the Company
since such date.



   _____________________________



                                        _______________________________________
	TABLE OF CONTENTS
                                                    PROSPECTUS
                               Page     _______________________________________

Available Information.........  2

The Company...................  2

Risk Factors..................  3

Use of Proceeds...............  6

Plan of Distribution..........  6
                                                       TMS, Inc.
Selling Shareholders..........  7                 206 West Sixth Avenue
                                               Stillwater, Oklahoma 74074
Legal Matters.................  7                   (405) 377-0880





====================================    =======================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Registration Fees:
     Securities and Exchange Commission......................$   100.00
Printing and engraving expenses..............................    100.00
Legal fees and expenses......................................  3,000.00
Accountants' fees and expenses...............................  2,000.00
Miscellaneous................................................    300.00
                                                               ________
    Total.................................................... $5,500.00
                                                              =========

Item 15.	Indemnification of Directors and Officers.

The Oklahoma General Corporation Act grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than by action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Oklahoma statute also grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Oklahoma statute provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the statute, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually incurred by him in connection therewith.

Articles Nine and Ten of the Registrant's Certificate of Incorporation indemnify and exculpate the directors, officers, employees, and agents of the Registrant from and against certain liabilities. Article Nine provides that the Registrant shall indemnify to the full extent permitted under the Oklahoma General Corporation Act any director, officer, employee, or agent of the Registrant. Article Ten provides that a director of the Registrant shall have no personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for acts or omissions specified in Section 1053 of the Oklahoma General Corporation Act regarding the unlawful payment of dividends and the unlawful purchase or redemption of the Registrant's stock, and (d) for any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits.

<R\>
      Exhibit		Description

	      2.1	   ---	Amended Plan of Reorganization and Agreement of Merger
                  dated November 7, 1995  (the "Merger Agreement")
                  incorporated herein by reference to Exhibit 2.1 to
                  Amendment No.  2 to the Registrant's Form S-4
                  Registration Statement (No. 33-64649).
      	2.2	   ---	Amendment No. 1 to the Merger Agreement incorporated
                  herein by reference to Exhibit 2.2 to Amendment No. 2 to
                  the Registrant's Form S-4 Registration Statement (No.33-
                  64649).
       4.1    --- Specimen Certificate for Common Stock of registrant,
                  incorporated herein by reference to Exhibit 4.1 to the
                  registrant's Form S-4 Registration Statement (No. 33-
                  64649).
       5.1*   --- Opinion of Phillips McFall McCaffrey McVay & Murrah,P.C.
      23.1*   --- Consent of Phillips McFall McCaffrey McVay & Murrah,P.C.
      23.2*   --- Consent of KPMG Peat Marwick LLP.
-----------------
      * Previously filed.
<R\>

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

     (i)    To include any prospectus required by section
            10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma, on February 19, 1997.

                                            TMS, INC.


                                             By:     /s/  Maxwell Steinhardt
                                                 ______________________________
                                                 Maxwell Steinhardt
                                                 Chairman of the Board of
                                                 Directors and Chief Executive
                                                 Officer


Know all men by these presents, that each person whose signature appears below constitutes and appoints Maxwell Steinhardt as his true and lawful attorney-in-fact and agent, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendment to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                           Title                   Date


/s/ Maxwell Steinhardt     Chairman of the Board of      February 19, 1997
______________________     Directors and Chief
Maxwell Steinhardt,        Executvie Officer
Principal Executive
Officer


/s/ Deborah D. Mosier
_______________________    Chief Financial Officer       February 19, 1997
Deborah D. Mosier
Principal Financial and
Accounting Officer


*/s/ Doyle E. Cherry
_______________________    Director                      February 19, 1997
Doyle E. Cherry


*/s/ James R. Rau, M.D.
_______________________    Director                      February 19, 1997
James R. Rau, M.D.


*/s/ Marshall C. Wicker
_______________________    Director                      February 19, 1997
Marshall C. Wicker

*/s/ Dana R. Allen
_______________________    Executive Vice President      February 19, 1997
Dana R. Allen              and Director



*By:/s/ Maxwell Steinhardt
    ______________________
    Maxwell Steinhardt
    Attorney-in-Fact



                             INDEX TO EXHIBITS


<R\>
                                                           Sequentially
                                                             Numbered
Exhibit               Description                              Page
_______               ___________                            ________

 2.1     Amended Plan of Reorganization and Agreement   Incorporated herein by
         of Merger dated November 7, 1995 (the "Merger  reference to Exhibit
         Agreement").                                   2.1 to Amendment No. 2
                                                        to the Registrant's
                                                        Form S-4 Registration
                                                        Statement (No.33-64649)

 2.2     Amendment No. 1 to the Merger Agreement        Incorporated herein by
                                                        reference to Exhibit
                                                        2.2 to Amendment No. 2
                                                        to the Registrant's
                                                        Form S-4 Registration
                                                        Statement (No.33-64649)

 4.1     Specimen Certificate for Common Stock of
         Registrant                                     Incorporated herein by
                                                        reference to Exhibit
                                                        4.1 to the Registrant's
                                                        Form S-4 Registration
                                                        Statement (No.33-64649)

 5.1*    Opinion of Phillips McFall McCaffrey McVay
         & Murrah, P.C.

23.1*    Consent of Phillips McFall McCaffrey McVay
         & Murrah, P.C.

23.2*    Consent of KPMG Peat Marwick LLP
---------------
*Previously filed.
<R\>




As filed with the Securities and Exchange Commission on February 19, 1997


                                                 Registration No. 333-17559

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549



                            AMENDMENT NO. 1
                                   TO
                                FORM S-3
     	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               TMS, INC.
     	(Exact name of registrant as specified in its charter)

          Oklahoma                                               91-1098155
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                         206 West Sixth Avenue
                     Stillwater, Oklahoma 74074
                           (405) 377-0880

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Maxwell Steinhardt, President
                              TMS, Inc.
                       206 West Sixth Avenue
                   Stillwater, Oklahoma 74074
                          (405) 377-0880
    	(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            COPIES TO:

                     Douglas A. Branch, Esq.
              Phillips McFall McCaffrey McVay & Murrah, P.C.
                 12th Floor, One Leadership Square
                        211 N. Robinson
                   Oklahoma City, Oklahoma 73102
                         (405) 235-4100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                    	_______________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                     CALCULATION OF REGISTRATION FEE
===============================================================================
Title of each
class of                       Proposed maximum  Proposed maximum  Amount of
securities to   Amount to be   offering price    aggregate         registration
be registered   registered(1)  per share(1)      offering price(1) fee
_______________________________________________________________________________

Common Stock,
par value         102,345
$.05              Shares          $.66             $67,548.00        $100.00
_______________________________________________________________________________


(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the bid and ask prices of Common Stock on December 5, 1996.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



_______________________________________________________________________________
                                  PROSPECTUS
_______________________________________________________________________________

                                102,345 Shares

                                  TMS, INC.

                                Common Stock
                              ($.05 par value)
                             __________________

The shares (the "Shares") of common stock, par value $.05 per share (the "Common Stock"), of TMS, Inc. (the "Company") offered hereby (the "Offering") are being sold by certain individual selling shareholders (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.
                             __________________

The Shares may be offered by the Selling Shareholders from time to time in open market transactions (which may include block transactions), through the writing of options on the Shares, or otherwise in the over-the-counter market, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended
(the " Securities Act"), in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

The costs, expenses and fees incurred in connection with the registration of the Shares (exclusive of any selling commissions or brokerage fees) will be paid by the Company. The expenses of the offering, other than selling commissions and brokerage fees, are estimated to be approximately $5,100.

The Common Stock is traded on the over-the-counter market and is not currently eligible for inclusion on the Nasdaq Small Cap Market or any other stock exchange. On February 18, 1997, the closing bid price of the Common Stock as reported on the Nasdaq OTC Bulletin Board was $.687 per share.

                             __________________

See "Risk Factors" located herein at page 3 for a discussion of risk factors that should be considered in connection with an investment in the Common Stock offered hereby.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_______________________________________________________________________________

               The date of this Prospectus is February 19, 1997.

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at its regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and 500 West Madison Street, Suite 1400 Northwestern Atrium Center, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company hereby incorporates by reference into this Prospectus and to be a part hereof the following reports and documents filed with the Commission pursuant to the Exchange Act: (i) the Company's Form 10-KSB Annual Report, for the fiscal year ended August 31, 1996; (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1996; (iii) current reports on Form 8-K dated September 6, 1995 and March 15, 1996; and (iv) the description o of the Company's Common Stock contained in the Company's Form 10 Registration Statement filed with the Commission on January 17, 1990.

All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Maxwell Steinhardt, President, TMS, Inc., 206 West Sixth Avenue, Stillwater, Oklahoma 74074, (405) 377-0880.

                                THE COMPANY


The Company is an Oklahoma corporation and has been engaged in the computer software industry since 1981. The Company licenses computer software products and provides software development services to enable information delivery through electronic publishing and electronic image management.

The Company's operations include products and services used by corporations, governments and large institutions. The Company's products are primarily text and image retrieval "toolkits," which allow customers to develop new software applications or customize existing applications. In addition, the Company offers off-the-shelf products for customers that do not have software development resources. Services include software development and the conversion of paper documents for use in electronic publishing environments. The Company emphasizes the development of software for customers desiring new or custom applications, and document conversion for customers desiring to convert paper and other media to electronic form.

The Company's executive offices are located at 206 West Sixth Avenue, Stillwater, Oklahoma 73074, and its telephone number is (405) 377-0880.

                                RISK FACTORS

In addition to the other information in this Prospectus, prospective investors should carefully consider the following investment considerations relating to the Company and its Common Stock before making an investment.

Variability of Quarterly Operating Results. The Company's revenues and operating results can vary substantially from quarter to quarter. License revenues, which represented approximately 65% of total revenues in fiscal 1996, are difficult to forecast because of factors such as the size and timing of individual license transactions, changes in customer budgets and deployments of units incorporating the Company's software, and general economic conditions.
In recent years, the Company has emphasized software development services as a means of mitigating the variability of revenues and operating results, and the principal growth in revenues has been in the area of services. Although the Company currently has a backlog of software development services, there is no assurance that the Company will be able to maintain that backlog.

Competition and Market Trends. The computer software market is highly competitive. As the markets in which the Company's products and services are sold continue to develop and as the Company enters new markets, it expects that additional competitors will enter those markets and that competition will become more intense. Some of the Company's competitors or potential competitors have greater financial, marketing, or technical resources than the Company. These competitors may be able to adapt more quickly to new or emerging technologies and standards or changes in customer requirements or may be able to devote greater resources to the promotion and sale of their products than the Company. Many of these competitors market, or can potentially market, their products directly to the ultimate consumers of such products and may have more ability to control pricing and marketing decisions which may affect their revenues. There can be no assurance that the Company will be able to continue competing successfully in this industry. Continued investment in research and product development and in marketing will be required to permit the Company to compete successfully, and there is no assurance that the Company will have the necessary capital resources to fund that investment.

Possible Volatility of Stock Price. Trading of the Common Stock has been limited; however, if trading becomes more active, the trading price in the future could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, as well as other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the stock price of many high technology companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

No Current Listing on Stock Exchange. The Company's Common Stock is traded on the over-the-counter market and is not currently eligible for inclusion on the Nasdaq Small Cap Market or any other stock exchange and eligibility for such inclusion is subject to compliance with several requirements, such as a minimum market price of the Common Stock. To qualify for listing on the Nasdaq Small Cap Market, the Company must meet certain requirements which it does not currently meet, particularly that the market price of the Common Stock exceed $3.00 per share. To satisfy this requirement, it may be necessary to effect a reverse stock split. There is no assurance that a reverse split will be successful in reaching such a minimum price or that the price of the Common Stock would, after adjustment for the reverse split, trade at the same level as the pre-split shares. The Company has, from time to time, considered a reverse split and may effect a reverse split in the future; however, there are no present commitments to do so. In any event, even if an exchange listing is obtained, there can be no assurance that the market for the Common Stock will become liquid or active or that liquidity or activity, if achieved, will be sustained.

Dependence Upon a Single Customer. POWERCOM-2000, Inc. ("POWERCOM"), a wholly-owned subsidiary of Briggs & Stratton, accounted for approximately $607,000 or 11% of the Company's total revenue in fiscal 1996. During fiscal 1996, the Company continued to perform document conversion services for POWERCOM, principally the conversion of parts and maintenance manuals for lawn and garden products into an electronic format. Document conversion services accounted for approximately $482,000 or 79% of the total POWERCOM revenue in 1996. As reported in fiscal year 1995, the Company expected a decline in future revenue from POWERCOM. In fiscal 1996, service revenue from POWERCOM approximated $110,000 compared to $621,000 in fiscal 1995. Although this customer has ongoing service requirements, primarily for document conversion, management cannot project the level of revenue that could result from this customer in fiscal 1997. In fiscal 1995, POWERCOM accounted for 22% of the Company's total revenue, the only customer to account for 10% or more of total revenues for that year. To offset the expected decline in POWERCOM revenues, the Company has continued to develop strategic relationships with large firms to produce revenue opportunities for both products and services.

Risks of Software Product Development. The Company's future success will depend on its ability to develop and release, on a timely basis, new software products and upgrades. The Company has historically engaged in software development services for customers and it derives revenues from such services and licensing revenue from the customer's future use of the software developed by the Company. The software development process is inherently unpredictable. Development time and the achievability of design objectives may not be determinable until very late in the development process. Problems and delays in product development may result in the delay or cancellation of planned product or service offerings by the Company and its strategic partners, and such problems and delays could have an adverse effect on the operating results of the Company. Consequently, the receipt of service and licensing revenue from these customers will also be delayed. There can be no assurance that the Company will not experience similar problems and delays in the future, resulting in material adverse effects on the Company's operating results. Furthermore, no complex software product is totally free of errors, and significant errors may go undetected for some time. Discovery of significant errors may delay or cancel product releases and, if not discovered until after product release, may necessitate recall of products by the Company and its strategic partners and expose the Company to substantial expense and claims for reimbursement.

Dependence on Key Personnel. The Company believes that its continued success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial and marketing personnel. Competition for such personnel in the software industry is intense, and the Company has from time to time experienced difficulty in locating candidates with appropriate qualifications. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop and market new and enhanced products and conduct its operations successfully.

Dependence on Proprietary Technology. The Company relies on a combination of patent, trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect its proprietary rights. There can be no assurance that these protections will be adequate or that the competitors of the Company will not independently develop technologies that are substantially equivalent or superior to the technology of the Company. The patentability of computer software until recently has been severely limited and the scope and extent of patent rights in this field are evolving. The Company has filed with the Patent and Trademark Office patent applications and has been awarded patents relating to the Company's ScanFix product. However, there can be no assurance that patents will be issued with respect to future patent applications, or that the Company's patents will be upheld as valid or will prevent the development of competitive products. The Company makes source codes available to certain of its customers and this may increase the likelihood of misappropriation or other misuse of the Company's intellectual property. Existing copyright laws afford only limited protection. In addition, the laws of certain countries in which the Company's products are or may be licensed do not protect its products and intellectual property rights to the same extent as the laws of the United States. Moreover, the financial resources of the Company may not be adequate to enable the Company to actively pursue litigation as a means of enforcing its intellectual property rights. There can be no assurance that a third party will not in the future assert that the Company's technology violates third party patents. As the number of software products in the industry increases and the functionality of these products further overlap, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend.

Potential Issuance of Preferred Stock; Anti-Takeover Provisions.  The
Board of Directors of the Company has the authority to issue up to 1,000,000 shares of Preferred Stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the Company's outstanding voting stock, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and as a result, the issuance of such stock could have a material adverse effect on the market value of the Common Stock. The Company has no present plans to issue shares of Preferred Stock. The Company may in the future adopt other measures that may have the effect of delaying, deferring or preventing a change in control of the Company. Certain of such measures may be adopted without any further vote or action by the shareholders. The Company has no present plans to adopt any such measures. The Company is also afforded the protection of
Section 1145 of the Oklahoma General Corporation Act, which could delay or prevent a change in control of the Company, impede a merger, consolidation or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company.

No Dividends on the Common Stock. The Company has never paid a cash dividend on the Common Stock and the Company does not currently intend to pay cash dividends on the Common Stock in the foreseeable future.

Voting Power of Officers and Directors. The Company's officers and directors hold voting power of approximately 32.2% of the issued and outstanding shares of the Common Stock and therefore are able exert a significant degree of influence in the election of the Board of Directors and the control over the Company's affairs.

Future Acquisitions. The Company may in the future pursue acquisitions of complementary products, technologies and businesses. Future acquisitions by the Company may result in potentially dilutive issuances of equity securities, the incurrence of additional debt and amortization expenses related to goodwill and other intangible assets, which could adversely affect the profitability of the Company. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, products and personnel of the acquired company, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has limited or no direct prior experience, and the potential loss of key employees of the acquired company. The Company is continually reviewing product and technology acquisition opportunities, although there are currently no discussions, commitments or agreements which would be material to the Company. In the event that such an acquisition does occur, there can be no assurance as to the effect thereof on the business, financial condition or results of the Company's operations.

                               USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares offered hereby.

                            PLAN OF DISTRIBUTION


The Shares may be offered by the Selling Shareholders from time to time in open market transactions (which may include block transactions), through the writing of options on the Shares or otherwise in the over-the-counter market, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

The Shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale, or at negotiated prices.

The costs, expenses and fees incurred in connection with the registration of the Shares (exclusive of any selling commissions or brokerage fees) will be paid by the Company.

To comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                           SELLING SHAREHOLDERS

The following table sets forth the Shares owned by the Selling
Shareholders before and after the Offering (assuming all Shares offered hereby are sold) and the amount of Shares offered. The Selling Shareholders have no obligation to sell any of the Shares offered.


                                Shares Owned                  Shares Owned
                  Relationship   Before the        Shares       After the
                   with the       Offering         Being         Offering
                   Company     Number   Percent    Offered    Number   Percent
                  _________    ______   _______    _______    ______   _______

Hannon Armstrong
& Company           None       76,759     *         76,759       -        *

Peter L. Pomeroy    None       25,586     *         25,586       -        *



________________
*Less than 1%


                                 LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for the Company by Phillips McFall McCaffrey McVay & Murrah, P.C., Oklahoma City, Oklahoma.

                                   EXPERTS

The consolidated financial statements of TMS, Inc. and its subsidiary as of August 31, 1996 and 1995, and for the years then ended, and the financial statement schedule for the years ended August 31, 1996 and 1995, included in the Company's 1996 Annual Report on Form 10-KSB, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.



=====================================   =======================================



No dealer, salesman or other person                     TMS, INC.
has been authorized to give any
information or to make any
representation not contained in this
Prospectus and, if given or made,
such information or representation
must not be relied upon as having
been authorized by the Company or the
Selling Shareholders.  This
Prospectus does not constitute an
offer to sell or solicitation of an
offer to buy any securities offered
hereby in any jurisdiction to any
person to whom it is unlawful to make
such offer in such jurisdiction.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any circum-
stances, create any implication that
the information herein is correct as                  102,345 Shares
of any time subsequent to the date                     Common Stock
hereof or that there has been no                     ($.05 par value)
change in the affairs of the Company
since such date.



   _____________________________



                                        _______________________________________
	TABLE OF CONTENTS
                                                    PROSPECTUS
                               Page     _______________________________________

Available Information.........  2

The Company...................  2

Risk Factors..................  3

Use of Proceeds...............  6

Plan of Distribution..........  6
                                                       TMS, Inc.
Selling Shareholders..........  7                 206 West Sixth Avenue
                                               Stillwater, Oklahoma 74074
Legal Matters.................  7                   (405) 377-0880





====================================    =======================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Registration Fees:
     Securities and Exchange Commission......................$   100.00
Printing and engraving expenses..............................    100.00
Legal fees and expenses......................................  3,000.00
Accountants' fees and expenses...............................  2,000.00
Miscellaneous................................................    300.00
                                                               ________
    Total.................................................... $5,500.00
                                                              =========

Item 15.	Indemnification of Directors and Officers.

The Oklahoma General Corporation Act grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than by action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Oklahoma statute also grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Oklahoma statute provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the statute, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually incurred by him in connection therewith.

Articles Nine and Ten of the Registrant's Certificate of Incorporation indemnify and exculpate the directors, officers, employees, and agents of the Registrant from and against certain liabilities. Article Nine provides that the Registrant shall indemnify to the full extent permitted under the Oklahoma General Corporation Act any director, officer, employee, or agent of the Registrant. Article Ten provides that a director of the Registrant shall have no personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for acts or omissions specified in Section 1053 of the Oklahoma General Corporation Act regarding the unlawful payment of dividends and the unlawful purchase or redemption of the Registrant's stock, and (d) for any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits.

      Exhibit		Description

	      2.1	   ---	Amended Plan of Reorganization and Agreement of Merger
                  dated November 7, 1995  (the "Merger Agreement")
                  incorporated herein by reference to Exhibit 2.1 to
                  Amendment No.  2 to the Registrant's Form S-4
                  Registration Statement (No. 33-64649).
      	2.2	   ---	Amendment No. 1 to the Merger Agreement incorporated
                  herein by reference to Exhibit 2.2 to Amendment No. 2 to
                  the Registrant's Form S-4 Registration Statement (No.33-
                  64649).
       4.1    --- Specimen Certificate for Common Stock of registrant,
                  incorporated herein by reference to Exhibit 4.1 to the
                  registrant's Form S-4 Registration Statement (No. 33-
                  64649).
       5.1*   --- Opinion of Phillips McFall McCaffrey McVay & Murrah,P.C.
      23.1*   --- Consent of Phillips McFall McCaffrey McVay & Murrah,P.C.
      23.2*   --- Consent of KPMG Peat Marwick LLP.
-----------------
      * Previously filed.


Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

     (i)    To include any prospectus required by section
            10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma, on February 19, 1997.

                                            TMS, INC.


                                             By:     /s/  Maxwell Steinhardt
                                                 ______________________________
                                                 Maxwell Steinhardt
                                                 Chairman of the Board of
                                                 Directors and Chief Executive
                                                 Officer


Know all men by these presents, that each person whose signature appears below constitutes and appoints Maxwell Steinhardt as his true and lawful attorney-in-fact and agent, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendment to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                           Title                   Date


/s/ Maxwell Steinhardt     Chairman of the Board of      February 19, 1997
______________________     Directors and Chief
Maxwell Steinhardt,        Executvie Officer
Principal Executive
Officer


/s/ Deborah D. Mosier
_______________________    Chief Financial Officer       February 19, 1997
Deborah D. Mosier
Principal Financial and
Accounting Officer


*/s/ Doyle E. Cherry
_______________________    Director                      February 19, 1997
Doyle E. Cherry


*/s/ James R. Rau, M.D.
_______________________    Director                      February 19, 1997
James R. Rau, M.D.


*/s/ Marshall C. Wicker
_______________________    Director                      February 19, 1997
Marshall C. Wicker

*/s/ Dana R. Allen
_______________________    Executive Vice President      February 19, 1997
Dana R. Allen              and Director



*By:/s/ Maxwell Steinhardt
    ______________________
    Maxwell Steinhardt
    Attorney-in-Fact



                             INDEX TO EXHIBITS


                                                           Sequentially
                                                             Numbered
Exhibit               Description                              Page
_______               ___________                            ________

 2.1     Amended Plan of Reorganization and Agreement   Incorporated herein by
         of Merger dated November 7, 1995 (the "Merger  reference to Exhibit
         Agreement").                                   2.1 to Amendment No. 2
                                                        to the Registrant's
                                                        Form S-4 Registration
                                                        Statement (No.33-64649)

 2.2     Amendment No. 1 to the Merger Agreement        Incorporated herein by
                                                        reference to Exhibit
                                                        2.2 to Amendment No. 2
                                                        to the Registrant's
                                                        Form S-4 Registration
                                                        Statement (No.33-64649)

 4.1     Specimen Certificate for Common Stock of
         Registrant                                     Incorporated herein by
                                                        reference to Exhibit
                                                        4.1 to the Registrant's
                                                        Form S-4 Registration
                                                        Statement (No.33-64649)

 5.1*    Opinion of Phillips McFall McCaffrey McVay
         & Murrah, P.C.

23.1*    Consent of Phillips McFall McCaffrey McVay
         & Murrah, P.C.

23.2*    Consent of KPMG Peat Marwick LLP
---------------
*Previously filed.